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                            CONSENT OF INDEPENDENT ACCOUNTANTS
                            ----------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-08157) and in the Registration Statements on Form S-8 (No. 333-21749 and No. 333-21747) of The Right Start, Inc. of our report dated March 6, 1998, except as to Note 11 which is as of April 13, 1998 appearing on page F-1 of this Form 10-K.



\s\ Price Waterhouse LLP
Price Waterhouse LLP
Los Angeles, California
April 29, 1998